Exhibit 10.1


                        AMENDMENT TO EMPLOYMENT AGREEMENT

             Between Denny's Corporation (formerly doing business as
            Advantica Restaurant Group, Inc.) And Nelson J. Marchioli

         This Amendment to Employment Agreement ("Amendment"), made the 30th day of May, 2003, is entered into by and between Denny's Corporation (formerly doing business as Advantica Restaurant Group, Inc.), a Delaware corporation (the "Company"), and Nelson J. Marchioli (the "Executive"), residing at 2110 Cleveland Street Extension, Greenville, SC 29607.

         WHEREAS, the Company and the Executive are parties to a certain Employment Agreement dated January 2, 2001 (the "Employment Agreement"); and

         WHEREAS, the Board of Directors of the Company and Executive wish to modify the current "Termination without Cause" termination benefit as set forth in Section 5(b)(iii) and add a "Change of Control" provision to the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and the Executive agree to modify or add the following provisions to the Employment Agreement:

         1. TERMINATION BENEFITS FOR TERMINATION WITHOUT CAUSE. Subsection 5(b)(iii) of the Employment Agreement is hereby modified to state as follows: In the event of a "Termination without Cause" as defined in subsection 5(c)(iv),
(A) the Executive and/or his Family shall be entitled until the earlier of (x) the first anniversary of the date of such termination of employment or (y) the commencement of coverage of the Executive and/or his Family by another group medical benefits plan providing substantially comparable benefits to the Welfare Benefits and which does not contain any preexisting condition exclusions or limitations, to receive and participate in the Welfare Benefits in addition to any continuation coverage which the Executive and/or his Family is entitled to elect under Section 4980B of the Code; and (B) not later than five (5) business days after such termination, the Company shall pay to the Executive a severance payment in a lump sum amount equal to two (2) times the sum of (i) the Executive's then current Base Salary and (ii) a Targeted Bonus amount equal to seventy-five percent (75%) of such Base Salary.

         2. CHANGE OF CONTROL. (A) Provided, however, that should such Termination Without Cause occur within one (1) year following the consummation of a "Change of Control" (as defined below), the Company shall pay the Executive upon the effective date of said termination a lump sum payment equal to 299% of the sum of (i) the Executive's Base Salary for the twelve month period immediately preceding the date of termination and (ii) a Targeted Bonus amount equal to seventy-five percent (75%) of such Base Salary.

                (B) For purposes of this Addendum, Change of Control shall mean the occurrence of any of the following:

                (i) An acquisition of any voting securities of the Company (the Voting Securities") by any "Person" (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty-one percent (51%) or more of the combined voting of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change of Control has occurred, the acquisition of Voting Securities in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company; (b) the Company or any Subsidiary; (c) any Person in connection with a "Non-Control Transaction" (as hereinafter defined), or (d) any Person who, immediately prior to such acquisition, owned fifty-one percent (51%) or more of the combined voting power of the Company's then outstanding Voting Securities.

                  (ii) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a majority of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (iii)  The consummation of:

                           (a)  A merger, consolidation or reorganization with
or into the Company or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger if:

                                    (I)  the shareholders of the Company,
immediately before such Merger own directly or indirectly immediately following such Merger at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from such Merger (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such Merger,

                                    (II)  the individuals who were members of
the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and

                              (III) no Person other than (A) the Company,
(B) any Subsidiary, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Subsidiary, or (D) any Person who, immediately prior to such Merger had Beneficial Ownership of fifty-one percent (51%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock;

                           (b)  A complete liquidation or dissolution of the
Company (not including a "Non-Control Transaction"); or

                           (c)  The sale or other disposition of all or
substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or the distribution to the Company's shareholders of the stock of a Subsidiary or any other assets).

         Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of shares Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.

         3. CONTINUING FORCE AND EFFECT. All provisions of the Employment Agreement not hereby amended are specifically ratified and confirmed and shall continue in force and effect.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of the date first written above.


                                        DENNY'S CORPORATION


                                        By:   /s/ Rhonda J. Parish
                                              --------------------
                                              Name:  Rhonda J. Parish
                                              Title: Executive Vice President


                                        By:   /s/ Nelson J. Marchioli
                                              -----------------------
                                              Name: Nelson J. Marchioli